Exhibit 99.4

JACKSON FUND SERVICES
FIDELITY BOND COVERAGE REQUIREMENTS
Determination Date:  6/30/07

                                                               MINIMUM AMOUNT
                                      TOTAL ASSETS (as of       OF BOND FOR
                                           06/30/07)           JOINT COVERAGE
                                      ----------------------   ----------------
JNL Series Trust                       $ 19,889,128,886         $2,500,000(1)
JNL Variable Fund LLC                    12,822,887,910          2,500,000(1)
JNLNY Variable Fund I LLC                    68,173,660            400,000
JNL Investors Series Trust                  475,737,936            750,000
                                                               ----------------
                                                  TOTAL         $6,150,000

                                     CURRENT BOND COVERAGE      $7,000,000
                                                               ----------------
                                         EXCESS COVERAGE          $850,000
                                                               ================

Maximum coverage required.